Exhibit 21.1
SUBSIDIARIES OF LEONARDO DRS, INC.

Company Name	State/Country of Incorporation
3083683 Nova Scotia Limited	Nova Scotia, Canada
Daylight Defense, LLC	CA
Daylight Solutions, Inc.	CA
DRS Advanced ISR, LLC	DE
DRS Defense Solutions, LLC	DE
DRS Environmental Systems, Inc.	DE
DRS Homeland Security Solutions, Inc.	DE
DRS International, Inc.	DE
DRS Naval Power Systems, Inc.	DE
DRS Network & Imaging Systems, LLC	DE
DRS Signal Solutions, Inc.	DE
DRS Surveillance Support Systems, Inc.	DE
DRS Sustainment Systems, Inc.	DE
DRS Systems Management, LLC	DE
DRS Systems, Inc.	DE
DRS Technologies Canada, Inc.	DE
DRS Technologies Canada, Ltd.	Ontario, Canada
DRS Training & Control Systems, LLC	FL
DRS Unmanned Technologies, Inc.	DE
Engineered Coil Company	MO
Engineered Support Systems, Inc.	MO
ESSI Resources, LLC	KY
Laurel Technologies Partnership	DE
Oto Melara North America, LLC	DE
Pivotal Power Inc.	Nova Scotia, Canada
DRS RADA Technologies Ltd.	Israel
RADA Innovations LLC	DE
RADA Sensors Inc.	DE
RADA Technologies LLC	DE

Tech-Sym, LLC	NV
T-S Holding Corporation	TX